News Release

Tuesday, October 11, 2005

Gannett Co., Inc. Releases September Statistical Report

    McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the ninth period ended September 25, 2005 increased 1.1 percent, resulting from solid advertising demand at its domestic community newspapers and USA TODAY offset by significantly lower political ad spending in its broadcasting segment, and lower ad demand at its UK properties. For comparison purposes, there was a very slight change in the exchange rate of Sterling year-over-year in the period.

September

    Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in September increased 1.9 percent compared with the ninth period in 2004 on declines in ROP volume and preprint distribution of 1.3 percent and 2.4 percent, respectively.

    Pro forma local advertising revenues were 1.6 percent higher on a 1.0 percent decline in ROP ad volume in September. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., across all products, local ad revenue gains were achieved in the consumer electronics, health and financial categories while the department stores, furniture, telecommunications and home improvement categories lagged last year's comparable period results.

    Pro forma classified revenues increased slightly in the ninth period on a 2.2 percent decline in ROP ad volume. Employment revenues were up less than 1 percent, real estate revenues rose 3.5 percent while automotive revenues were 9.8 percent lower compared to last year's ninth period. Overall, the company's domestic classified results were stronger than its UK results. In the U.S., employment revenues advanced 13.6 percent and real estate revenues were up 6.9 percent in the ninth period while automotive fell almost 9 percent.

    Pro forma national advertising revenues in September increased 6.9 percent on an 8.4 percent increase in ad volume. National volume at the company's local domestic newspapers was up 9.5 percent in the period. At USA TODAY, advertising revenues were 8.3 percent higher on a slight increase in paid ad pages to 375 from 372. For the ninth period, at USA TODAY, the entertainment, automotive, technology, financial, advocacy and home and building categories were positive while the travel and telecommunications categories lagged Period 9's results in 2004. For the year-to-date, USA TODAY's advertising revenues were slightly ahead of last year while paid advertising pages totaled 3,273 versus 3,448 last year.

    Pro forma broadcasting revenues, which include Captivate, declined 8.8 percent in the period. Television revenues were 9.8 percent lower reflecting significantly lower political advertising. Local revenues declined slightly while national revenues were 23.6 percent lower.

Third Quarter

    For the third quarter of 2005, total pro forma operating revenues declined almost 1 percent. The exchange rate of Sterling decreased slightly for the quarter compared to the year ago quarter. Total pro forma operating revenues would have been 0.7 percent lower on a constant currency basis.

    Newspaper advertising revenues, on a pro forma basis, for the third quarter rose 1.1 percent and would have been 1.4 percent higher on a constant currency basis.

    For the third quarter, pro forma local advertising increased 1.3 percent.

    Pro forma classified revenues for the quarter were up 1.4 percent and on a constant currency basis would have been 1.8 percent higher. Employment revenues increased 2.0 percent; real estate revenues rose 3.0 percent while auto revenues were 9.2 percent lower. On a constant currency basis for the quarter, employment and real estate revenues would have been up 2.5 percent and 3.6 percent, respectively, while auto revenues would have been down 8.9 percent.

    Pro forma national advertising was up slightly for the third quarter. At USA TODAY, advertising revenues were 2.7 percent lower in the third quarter compared to the year-ago quarter reflecting the absence of Olympics-related revenues. Paid advertising pages totaled 981 compared with 1,082 in the third quarter of 2004.

    Pro forma broadcasting revenues for the quarter were down 19.3 percent and television revenues were 20.1 percent lower reflecting the absence of Summer Olympics-related ad demand and significantly lower political advertising. Based on current pacings, television revenues for the fourth quarter of 2005 would be below last year's fourth quarter in the low to mid teens. This is due, in part, to the absence of almost $50 million of political advertising that benefited the fourth quarter of 2004.

* * *

    In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share from Nielsen//Net Ratings. In September, Gannett's consolidated domestic Internet audience share totaled 21.4 million unique visitors reaching approximately 14 percent of the Internet audience.

    On August 3, 2005, the company and MediaNews Group announced the reorganization of the Detroit Newspaper Agency. As part of the transaction, Knight Ridder sold its newspaper interests in Detroit to Gannett and MediaNews Group and the two newspaper publishers formed the Detroit Newspaper Partnership, L.P. MediaNews Group acquired The Detroit News from Gannett and Gannett acquired the Detroit Free Press. Detroit's results have been fully consolidated in the financial statements of Gannett along with a minority interest charge for MediaNews Group's interest.

    In a separate transaction on August 29th, the company completed an exchange of assets with Knight Ridder, Inc. in which Knight Ridder received from Gannett The (Boise) Idaho Statesman, and two newspapers in the state of Washington: The (Olympia) Olympian, and The Bellingham Herald. In return, Gannett received the Tallahassee (FL) Democrat and cash consideration. Therefore, all previously reported results for the former Gannett properties have been reclassified to income from discontinued operations. In addition, a gain resulting from the exchange has been included in discontinued operations.

    The pro forma advertising and circulation revenue statistics include the results for Tallahassee (acquired August 29, 2005), 100 percent of the Detroit Newspaper Partnership (established August 2005), Mint Magazine (acquired in July 2005), HomeTown Communications (acquired in late March 2005), Captivate (acquired in April 2004) and NurseWeek (acquired in February 2004). The pro forma other revenue statistics include the results for PointRoll, Inc. (acquired in June 2005). Ad linage for Newsquest, Clipper and NurseWeek are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) has been excluded from all periods presented.

    Gannett Co., Inc. is a leading international news and information company that publishes 99 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 900 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

    Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

    Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz

Director, Investor Relations

703-854-6917

jheinz@gannett.com

# # #

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                         Period 9 (Aug. 29, 2005 - Sep. 25, 2005)
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   193,110,000  $  190,043,000  $    3,067,000    1.6
National                    76,458,000      71,547,000       4,911,000    6.9
Classified                 193,753,000     193,075,000         678,000    0.4
                       ---------------  --------------  --------------   ----
Total Advertising      $   463,321,000  $  454,665,000  $    8,656,000    1.9

Circulation                107,742,000     108,901,000      (1,159,000)  (1.1)
Other revenue               40,671,000      35,509,000       5,162,000   14.5
Broadcasting                57,930,000      63,549,000      (5,619,000)  (8.8)
                       ---------------  --------------  --------------   ----
Total Revenue          $   669,664,000  $  662,624,000  $    7,040,000    1.1
                       ===============  ==============  ==============   ====

VOLUME:
Newspaper Inches:
Local                        2,880,695       2,910,100         (29,405)  (1.0)
National                       373,918         345,097          28,821    8.4
Classified                   4,630,835       4,736,676        (105,841)   2.2)
                       ---------------  --------------  --------------   ----
Total ROP                    7,885,448       7,991,873        (106,425)  (1.3)
                       ===============  ==============  ==============   ====
Preprint Distribution
(in thousands)                 998,445       1,022,495         (24,050)  (2.4)
                       ===============  ==============  ==============   ====

NET PAID CIRCULATION:
Morning (w/USAT)             7,300,558       7,425,521        (124,963)  (1.7)
Evening                        912,893         954,585         (41,692)  (4.4)
                       ---------------  --------------  --------------   ----
Total Daily                  8,213,451       8,380,106        (166,655)  (2.0)
                       ===============  ==============  ==============   ====
Sunday                       6,539,672       6,747,056        (207,384)  (3.1)
                       ===============  ==============  ==============   ====

                         Year-to-Date through Sep. 25, 2005
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $ 1,676,453,000 $ 1,632,437,000   $  44,016,000    2.7
National                   622,510,000     616,089,000       6,421,000    1.0
Classified               1,683,625,000   1,629,003,000      54,622,000    3.4
                       ---------------  --------------  --------------   ----
Total Advertising      $ 3,982,588,000 $ 3,877,529,000   $ 105,059,000    2.7

Circulation                997,786,000     995,674,000       2,112,000    0.2
Other revenue              325,334,000     295,735,000      29,599,000   10.0
Television                 528,803,000     590,807,000     (62,004,000) (10.5)
                       ---------------  --------------  --------------   ----
Total Revenue          $ 5,834,511,000 $ 5,759,745,000   $  74,766,000    1.3
                       =============== ===============  ==============   ====

VOLUME:
Newspaper Inches:
Local                       26,688,573      27,237,528        (548,955)  (2.0)
National                     3,121,456       3,261,561        (140,105)  (4.3)
Classified                  44,313,073      44,960,035        (646,962)  (1.4)
                       ---------------  --------------  --------------   ----
Total ROP                   74,123,102      75,459,124      (1,336,022)  (1.8)
                       ===============  ==============  ==============   ====
Preprint Distribution
(in thousands)               9,129,550       8,942,734         186,816    2.1
                       ===============  ==============  ==============   ====

NET PAID CIRCULATION:
Morning (w/USAT)             7,228,620       7,400,587        (171,967)  (2.3)
Evening                        927,560         967,861         (40,301)  (4.2)
                       ---------------  --------------  --------------   ----
Total Daily                  8,156,180       8,368,448        (212,268)  (2.5)
                       ===============  ==============  ==============   ====
Sunday                       6,590,348       6,802,691        (212,343)  (3.1)
                       ===============  ==============  ==============   ====

Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including the Tallahassee Democrat (acquired August
 29, 2005), 100% of the Detroit Newspaper Partnership (established August 2005),
 Mint Magazine (acquired in July 2005), PointRoll, Inc. (acquired in June 2005),
 HomeTown Communications (acquired in late March 2005), Captivate (acquired in
 April 2004) and NurseWeek (acquired in February 2004). PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.
 PointRoll is included above in Other revenue. The Tallahassee (FL) Democrat is published in the morning and has an average daily paid circulation of 52,000
 (Sunday - 68,000). HomeTown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate is included above in Broadcasting revenue. NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise
 (ID) has been excluded from all periods presented.

 Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.
 Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.

 Newsquest is a regional newspaper publisher in the United Kingdom with more than
 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.
 Circulation volume statistics for Sunday Herald are included above in the Sunday statistics. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.

 Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above. Circulation volume statistics for The Detroit News, an evening newspaper, are not reflected above. Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                         3rd Quarter (June 27, 2005 - Sep. 25, 2005)
                                                                          %
                              2005            2004             CHANGE   CHANGE
REVENUES:
Advertising:
Local                  $   546,942,000  $   540,125,000  $    6,817,000    1.3
National                   197,689,000      197,189,000         500,000    0.3
Classified                 560,954,000      553,470,000       7,484,000    1.4
                       ---------------  ---------------  --------------   ----
Total Advertising      $ 1,305,585,000  $ 1,290,784,000  $   14,801,000    1.1

Circulation                326,558,000      328,114,000      (1,556,000)  (0.5)
Other revenue              111,057,000      102,167,000       8,890,000    8.7
Broadcasting               166,358,000      206,170,000     (39,812,000) (19.3)
                       ---------------  ---------------  --------------   ----
Total Revenue          $ 1,909,558,000  $ 1,927,235,000  $  (17,677,000)  (0.9)
                       ===============  ===============  ==============   ====

VOLUME:
Newspaper Inches:
Local                        8,656,586        8,867,311        (210,725)  (2.4)
National                     1,010,576          990,590          19,986    2.0
Classified                  14,916,091       15,292,326        (376,235)  (2.5)
                       ---------------  ---------------  --------------   ----
Total ROP                   24,583,253       25,150,227        (566,974)  (2.3)
                       ===============  ===============  ==============   ====
Preprint Distribution
(in thousands)               2,958,761        2,986,153         (27,392)  (0.9)
                       ===============  ===============  ==============   ====

NET PAID CIRCULATION:
Morning (w/USAT)             7,073,780        7,246,661        (172,881)  (2.4)
Evening                        903,675          944,428         (40,753)  (4.3)
                       ---------------  ---------------  --------------   ----
Total Daily                  7,977,455        8,191,089        (213,634)  (2.6)
                       ===============  ===============  ==============   ====
Sunday                       6,431,929        6,653,253        (221,324)  (3.3)
                       ===============  ===============  ==============   ====

Note: The above revenue amounts and statistics have been restated to include all companies presently owned, including the Tallahassee Democrat (acquired August
 29, 2005), 100% of the Detroit Newspaper Partnership (established August 2005),
 Mint Magazine (acquired in July 2005), PointRoll, Inc. (acquired in June 2005),
 HomeTown Communications (acquired in late March 2005), Captivate (acquired in
 April 2004) and NurseWeek (acquired in February 2004). PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.
 PointRoll is included above in Other revenue. The Tallahassee (FL) Democrat is published in the morning and has an average daily paid circulation of 52,000
 (Sunday - 68,000). HomeTown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate is included above in Broadcasting revenue. NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise
 (ID) has been excluded from all periods presented.

 Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.
 Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.

 Newsquest is a regional newspaper publisher in the United Kingdom with more than
 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.
 Circulation volume statistics for Sunday Herald are included above in the Sunday statistics. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.

 Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above. Circulation volume statistics for The Detroit News, an evening newspaper, are not reflected above. Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.
Gannett Online Internet Audience
September 2005

Nielsen//NetRatings

Home/Work Panel Combined

    Unique Visitors      Percentage Reach of
       Per Month       Internet Audience

Gannett Online      21,358,000      14.3%